UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of Report (Date of earliest event reported): February 11, 2019

_________________________

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16537 (Commission File Number)	36-4370966 (I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania (Address of Principal Executive Offices)	18015-1360 (Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of an Amended Long-Term Incentive Policy (the “Amended LTIP”) under which annual incentive equity awards are made to the Company’s senior management (including the Company’s named executive officers (“NEOs”)).  The Board approved the Amended LTIP based on the recommendation of the Compensation Committee of the Board (the “Committee”).  The
Amended LTIP increased the value range for annual equity awards to Stephen S. Tang, Ph.D., the Company’s President and Chief Executive Officer (“CEO”), and Jack E. Jerrett, the Company’s Senior Vice President and General Counsel.  The terms of the Amended LTIP are summarized below.

Amended Long Term Incentive Policy

The purpose of the LTIP is to establish a framework for granting annual incentive equity awards to the Company’s senior management (including the “NEOs”) that are performance-based and competitive in the marketplace.  In addition, awards under the LTIP are intended to help align the actions of management with the interests of our stockholders.

Equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Committee and/or Board.  Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:

•A periodic assessment of practices of comparable companies.

•Organizational level of the executive.

•Performance of the executive.

•Relative contribution of the executive to the organization.

•History of the executive’s equity awards with the Company

•Other factors that the President/CEO, the Committee and/or the Board deem important.

Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year.  A fully satisfactory or “Meets Requirements” performance is typically the threshold requirement to receive an equity award under the LTIP.  Awards below this performance level may be considered on an exception basis in the discretion of the Committee and/or the Board.

Value of Awards.  The value of an equity award is initially calculated as a percentage of the participant’s annual base salary based on performance during the applicable year.   The following guidelines are used to determine the size of awards for the NEOs:

	Award as a % of Annual Base Salary
Title	Lower End	Target	Maximum
President and CEO	200%	250%	300%
Chief Financial Officer	105%	140%	175%
Executive Vice President and Senior Vice President, General Counsel	95%	125%	155%
Other Senior Vice Presidents	70%	90%	115%

The ranges of percentages set forth above reflect levels that the Committee believes represent an appropriate long-term incentive compensation value for each executive.  These ranges were developed from a competitive assessment of long-term incentive awards at peer group companies developed by the

Committee in consultation with an independent compensation consultant. In February 2019, the ranges were increased by the Committee for the President and CEO (i.e. from 150%/200%/250% to 200%/250%/300%), and the Senior Vice President and General Counsel (i.e. from 70%/100%/130% to 95%/125%/155%), based on advice from an independent compensation consultant, in order to bring the ranges more closely in line with market levels.

Once the aggregate dollar value of an award is established by applying the appropriate percentage to a participant’s base salary, the award is converted into shares based on a valuation of the restricted stock or units as of the date of grant.  Restricted stock and restricted units are valued based on the average of the high and low stock price on the grant date as reported on the NASDAQ Stock Market.  Fractional shares are rounded up to the next whole share.

Structure of Awards.  Annual awards to the NEOs will consist of fifty percent (50%) performance-vested restricted units and fifty percent (50%) time-vested restricted stock.  The performance-vested portion will vest only if (i) the participant remains employed by the Company for three years following the date of grant and (ii) the performance criteria determined by the Committee and/or Board are met.  The time-vested portion of each annual award will vest in equal annual installments over the three-year period following the grant date, subject to the recipient’s continued employment by the Company.

Vesting of NEO awards will be accelerated upon a change of control or in the event of the death or disability of the participant (with performance-vested restricted units vesting at target or pro-forma performance levels if the termination event occurs prior to the end of a performance period or at actual levels when a performance measure has already been met, as determined by the Committee or Board) and shall otherwise be subject to the terms of applicable employment agreements and the Company’s standard terms and conditions for equity awards.  If a participant’s employment is terminated due to retirement, the performance-vested restricted units shall vest at the end of the three-year service period on a pro-rata basis through the date of retirement to the extent the applicable performance measure is met.

Structure of Performance Awards.  For the portion of each annual award consisting of performance-vested restricted units, one-half of that portion is earned based on achievement of a compound annual growth target for consolidated net product sales for the three fiscal year period beginning with the year of award (“Sales Target”) and the remaining half is earned based on achievement of either an annual consolidated earnings per share target or an income before income taxes target for the year of award (each, an “Earnings Target”).  The performance targets are determined by the Committee and/or Board prior to or on the award grant date.  Notwithstanding the foregoing, the Committee and/or Board retain discretion to select performance targets and measures different than the Sales Target or Earnings Target.

Other Terms.  Awards may be adjusted on a pro rata basis to the extent an employee is employed for only a portion of a year. The CEO will recommend individual awards for all participants (other than himself) to the Committee based on the factors described above. The Committee will evaluate the performance of the CEO and recommend for Board approval appropriate awards in accordance with the LTIP and such evaluation. All awards are discretionary and the Committee and Board may approve or disapprove any recommended award, in whole or in part, and may approve awards within or outside of the ranges indicated above, in their sole discretion, based on circumstances occurring at the time of the award and other factors. Awards may also be proportionately adjusted if necessary to reflect burn rate limits, overhang targets or other similar restrictions.  All awards under the LTIP are subject to the Company’s Compensation Recoupment Policy.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OraSure Technologies, Inc.

Date: February 14, 2019By: /s/ Jack E. Jerrett

Jack E. Jerrett

Senior Vice President, General Counsel

and Secretary

4